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                                                                     EXHIBIT 5.1





June 11, 1998




Southern Foods Group, L.P.
SFG Capital Corporation
3114 South Haskell
Dallas, Texas 75223

Ladies and Gentlemen:

         We have acted as special New York counsel to Southern Foods Group, L.P., a Delaware limited partnership, and SFG Capital Corporation, a Delaware corporation (collectively, the "Issuers") in connection with the registration statement on Form S-4 (File Nos. 333-49289; 333-49289-01) (such registration statement as amended or supplemented is hereinafter referred to as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), by the Issuers to register the exchange by the holders of the Issuers' 9 7/8% Senior Subordinated Notes Due 2007 (the "Outstanding Notes") for its 9 7/8% Senior Subordinated Series A Notes Due 2007 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to the Indenture dated as of September 4, 1997 between the Issuers and Chase Bank of Texas, National Association, as trustee (the "Trustee").

         The opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K.

         In connection herewith, we have examined such records, documents, instruments and certificates as we have deemed relevant. In our examination, we have assumed the accuracy of the representations and warranties contained in the records, documents, instruments and certificates that we have reviewed and the conformity to originals of all documents supplied to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the genuineness of all signatures, the authority of all persons signing documents submitted for our review on behalf of parties thereto other than the Issuers, and the due authorization, execution and delivery of documents by the parties thereto other than the Issuers. As to any facts material to the opinion expressed herein which were not known to us,
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June 11, 1998
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we have relied upon certificates, statements and representations of officers and other representatives of the Issuers and public officials.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we advise you that, in our opinion, the Exchange Notes, upon due execution and authentication by the Trustee and upon issuance and delivery in exchange for the Outstanding Notes, will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and such Exchange Notes will be enforceable against the Issuers in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights and to general equity principles, including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The foregoing opinions are based on and limited to the laws of the State of New York and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.


                                                     Very truly yours,


                                                     /s/
                                                     ---------------------------
                                                     Coudert Brothers